                                                                 EXHIBIT (a)(5)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                       TENDER OF SHARES OF COMMON STOCK

                                      OF

                            ATC GROUP SERVICES INC.


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
           TIME, ON JANUARY 21, 1998, UNLESS THE OFFER IS EXTENDED.


  This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $0.01 per share (the "Shares"), of ATC Group Services Inc., a Delaware corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand, facsimile transmission, or mail to the Depositary. See
Section 3 of the Offer to Purchase, dated December 4, 1997 (the "Offer to Purchase").

                       The Depositary for the Offer is:

                             BANKERS TRUST COMPANY

         By Mail:           By Overnight or Courier           By Hand:



  BT Services Tennessee,  BT Services Tennessee, Inc.  Bankers Trust Company
           Inc.         Corporate Trust & Agency GroupCorporate Trust & Agency
   Reorganization Unit        Reorganization Unit              Group
     P.O. Box 292737        648 Grassmere Park Road     Attn: Reorganization
   Nashville, Tennessee   Nashville, Tennessee 37211         Department
        37229-2737                                   Receipt & Delivery Window
                                                       123 Washington Street,
                                                             1st Floor
                                                      New York, New York 10006

  Facsimile Transmission     Confirm by Telephone:          Information:
         Number:                (615) 835-3572             (800) 735-7777
      (615) 835-3701

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

  The undersigned hereby tenders to Acquisition Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal, receipt of which are hereby acknowledged, Shares of the Company, pursuant to the guaranteed delivery procedure set forth in Section 2 of the Offer to Purchase.

Number of Shares: ___________________

Certificate No(s). (if available):                     SIGN HERE

_____________________________________    Name(s)

_____________________________________    _____________________________________

If securities will be tendered by
book-entry transfer__________________
                                         _____________________________________
                                                    (Please Print)

Name of Tendering Institution:           Address: ____________________________

_____________________________________    _____________________________________
                                                                    (Zip Code)
Account Number: __________________ at
[_] Bankers Trust Company
                                         Area Code and Telephone No.:

                                         _____________________________________

                                         Signature(s): _______________________

                                         _____________________________________

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three New York Stock Exchange trading days of the date hereof.

Name of Firm: _______________________    Title: ______________________________

_____________________________________    Name: _______________________________
       (Authorized Signature)                   (Please Print or Type)

Address: ____________________________    Area Code and Telephone No: _________

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM--CERTIFICATES SHOULD BE SENT WITH LETTER OF TRANSMITTAL

Date:         , 1997

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